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Exhibit 21.1

LIST OF SUBSIDIARIES FOR THE REGISTRANT

Ibis Biosciences, Inc., a Delaware Corporation

Isis Pharmaceuticals Singapore Pte Ltd., a Singapore Limited Private Company

Isis USA Limited, a United Kingdom Limited Private Company

PerIsis I Development Corporation, a Delaware Corporation

Regulus Therapeutics LLC, a Delaware Limited Liability Company

Symphony GenIsis, Inc., a Delaware Corporation

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  Exhibit 21.1
LIST OF SUBSIDIARIES FOR THE REGISTRANT